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                         SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                                   919 THIRD AVENUE
                               NEW YORK, NY 10022-9998
                               TELEPHONE (212)758-9500
                               FACSIMILE (212) 758-9526
                                                              WASHINGTON OFFICE
                                                              3000 K STREET, NW
                                                           WASHINGTON, DC 20007


                                             May 14, 1999




Prudential Government Income Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

Ladies and Gentlemen:

          Prudential Government Income Fund, Inc. (the "Fund"), is authorized to issue and sell two billion shares of common stock (the "Shares"), par value $0.01 per share, in the manner and on the terms set forth in the Fund's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File Nos. 2-82976 and 811-3712) (the "Registration Statement").

          We have, as counsel, participated in various proceedings relating to the Fund and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Articles of Incorporation, as amended to date, and By-Laws, as currently in effect, and other documents relating to its organization and operation. In addition, we have received a certificate dated May 13, 1999 of the Maryland State Department of Assessments and Taxation (the "Certificate") that the Fund is in good standing under the laws of the State of Maryland. We have also reviewed the Registration Statement filed as of the date of this opinion and the documents filed as exhibits thereto. We are generally familiar with the business affairs of the Fund.

          Our opinion in paragraph 1 as to the due incorporation of the Fund is based solely on the Articles of Incorporation of the Fund, as amended to date, as certified by the Secretary of the Fund. Our opinion in paragraph 1 with regard to the valid existence of the Fund in the State of Maryland, its state of incorporation, is based solely upon the Certificate.

          Based upon the foregoing, it is our opinion that:

          1. The Fund has been duly incorporated and, is validly existing under the laws of the State of Maryland.

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Prudential Government Income Fund, Inc.
May 14, 1999
Page 2

          2. The Fund is authorized to issue up to two billion Shares. Under Maryland law, (a) the number of Shares may be increased or decreased by action of the Board of Directors, and (b) Shares which are issued and subsequently redeemed by the Fund are, by virtue of such redemption, restored to the status of authorized and unissued Shares.

          3. Subject to the effectiveness of the Registration Statement and in compliance with applicable state securities laws, assuming the continued valid existence of the Fund under the laws of the State of Maryland, upon the issuance of the Shares for a consideration not less than the par value thereof as required by Maryland law, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          The opinions expressed herein are based solely on our review of the Certificate, the Maryland General Corporation Law, the federal securities laws of the United States of America and, where applicable, published cases, rules or regulations relating thereto.

                                   Very truly yours,

                                   /s/ Swidler Berlin Shereff Friedman, LLP

                                   Swidler Berlin Shereff Friedman, LLP


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